UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2017
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, the Kimberly-Clark Corporation (the “Corporation”) Executive Severance Plan (the “Plan”) was amended and restated effective December 31, 2017, as approved by the Management Development and Compensation Committee of the Corporation’s Board of Directors. The Plan continues to provide severance benefits to eligible employees of the Corporation in the event of a qualified termination of employment (as defined in the Plan) in connection with a change in control of the Corporation.

The Corporation’s executive officers and other participants are expected to enter into agreements (“Individual Agreements”) under the Plan that will be effective December 31, 2017. The amendment to the Plan and the entry into the new Individual Agreements (which expire three years after the effective date of the Plan) will serve to extend the term of the Individual Agreements to December 31, 2020.

A copy of the amended and restated Plan is attached as Exhibit (10)b to this report and incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit (10)b    Executive Severance Plan, as amended and restated as of December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	November 16, 2017	By:	/s/ Grant B. McGee
Grant B. McGee Vice President and Corporate Secretary